UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 2, 2016

ROKWADER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51867	73-1731755
(Commission File Number)	(IRS Employer Identification No.)

15466 Los Gatos Blvd., No. 109-352	Los Gatos, California 95032
(Address of Principal Executive Offices)	(Zip Code)

(408) 221-6900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2- Financial Information

Item 2.01.        Completion of Acquisition or Disposition of Assets.

On May 2, 2016, Rokwader Acquisition Corporation, the Company’s wholly-owned subsidiary (“RAC”) acquired substantially all of the assets of five express car wash businesses (collectively the “Acquired Car Wash Businesses”) located in Arizona for a total consideration of $7,410,832, consisting of $3,968,224 in cash and 918,029 shares of RAC’s Class A Convertible Preferred Stock valued at $3.75 per share (the “Class A Preferred”). In addition to the Acquired Car Wash Businesses, RAC acquired an option to purchase the real estate associated with the Acquired Car Wash Businesses. RAC also, entered into forward purchase agreements to acquire another six express car washes (collectively the “Retained Car Wash Businesses”) in Arizona. Each proposed purchase by RAC is subject to the particular express car wash attaining certain financial performance metrics. There is no assurance that the performance requirements will be met and that any of the six express car washes will be acquired.

Furthermore, and in accordance with the purchase of the Acquired Car Wash Businesses, RAC, pursuant to Stock Purchase Agreement (“SPA”), acquired a management company that manages all eleven express car washes in exchange for up to 800,000 shares of our Class A Preferred. In connection with this acquisition, 400,000 shares of the Class A Preferred were issued at closing and 400,000 shares of the Class A Preferred will be issued if and when the Retained Car Wash Businesses are sold to RAC pursuant to the forward purchase agreements.

Separately, RAC also entered into a Letter of Intent to acquire an additional eleven car washes by another leading car wash platform in Arizona. The eleven car washes consist of nine mature operational sites and two sites currently in development. There is no assurance that RAC will be successful in completing the purchase of any of the eleven sites.

The description of the SPA herein is qualified in its entirety by reference to the full text of the SPA, a copy of which is filed as Exhibit 10.1 to this report, and is incorporated by reference herein.

Item 3.02.        Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this report is incorporated by reference into this Item 3.02.  The issuance of the 918,029 shares of Class A Preferred pursuant to the Asset Contribution Agreements and the 400,000 shares of Class A Preferred issued pursuant to the SPA were made in reliance on the exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.  Such offer and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Seller/Investor in connection with the issuance by RAC of the Class A Preferred.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired.

The Registrant hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

(b)

Pro Forma Financial Statements.

The Registrant hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(c)	Exhibits
	10.1	Securities Purchase Agreement dated April 30, 2016.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 6, 2016	ROKWADER, INC.

By: /s/ Robert Wallace Robert Wallace, Chief Executive Officer